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                                                                EXHIBIT 10.17


                              SUBLEASE AGREEMENT

     This Sublease is made this 3/rd/ day of December, 1996 at Travis County, Texas by and between Progressive System Technologies, Inc., (herein, "Sublessor"), and Group, Inc., (herein, "Sublessee").

     Sublessor is the Lessee under that certain Lease, (the "Main Lease"), by and between SL-6 PARTNERS, LTD. as Landlord, (herein, "Lessor"), and Progressive System Technologies, Inc., as Tenant, (herein "Sublessor"), executed on or about November 20, 1995, for the premises described in the Main Lease, (herein, "Leased Premises"), a true and correct copy of which Main Lease is attached hereto as Exhibit "B" and incorporated herein by this reference.

     In consideration of the mutual promises contained herein, Sublessor hereby subleases a portion of the Leased Premises to Sublessee as further described below, subject to the terms of the Main Lease, and subject further to the provisions of this Sublease Agreement, as follows:

     1. Sublessor hereby leases to Sublessee, and Sublessee hereby takes from Sublessor approximately 21,600 square feet of the Leased Premises (herein "Sublease Space") in the building known locally as Stonelake #6 located at 11000 North Mopac Expressway, Austin, Texas 78759 as shown on Exhibit "A" attached hereto and a part hereof.

     2. Sublessee hereby takes the Sublease Space subject to any mortgages or deeds of trust to the same extent that Sublessor holds the Leased Premises as set forth in paragraph 21 of the Main Lease and Sublessee agrees to abide by and observe all the terms, covenants and conditions of the Main Lease.

     3. The term of this Sublease shall be for a term of thirty six (36) months, commencing on February 1, 1997, and ending January 31, 2000, provided, however, that this Sublease shall sooner terminate upon the termination for any cause whatsoever of the Main Lease, and as further provided for below. In the event that the tenant improvements are not substantially complete, but for delays caused directly or indirectly by Sublessee, and ready for occupancy by January 31, 1997, then the rent during the first month of the lease term shall be appropriately abated and pro-rated. Sublessor agrees to negotiate, to the best of its ability, with the contractor selected to build the tenant improvements, provisions for said contractor to pay liquidated damages to Sublessor in the event the tenant improvements are not substantially complete by January 31, 1997. In such event, Sublessor agrees to pass through any and all liquidated damages collected to Sublessee upon collecting same from the contractor.

     4. Insofar as the provisions of the Main Lease do not conflict with the specific provisions of this Sublease Agreement, they and each of them are incorporated into this Sublease as if fully completely rewritten herein, and Sublessee agrees to be bound to the Sublessor by all the terms of the Main Lease and to assume towards Sublessor and perform all the obligations and responsibilities that Sublessor, by the Main Lease, assumes towards the Lessor, except for the

                                      1.
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          payment of rent by Sublessee to Sublessor, which is governed by
          Paragraph 5 herein. However, some provisions of the Main Lease shall specifically be modified from the terms of the Main Lease and/or not be incorporated into this Sublease Agreement as follow:

          (a)  Paragraph 1.A, Building or Improvements to be Constructed shall
                              ------------------------------------------
               be modified by replacing the provisions for liquidated damages with the following: Sublessor agrees to negotiate, to the best of its ability, with the contractor selected to build the tenant improvements, provisions for said contractor to pay liquidated damages to Sublessor in the event the tenant improvements are not substantially complete by January 31, 1997. In such event, Sublessor agrees to pass through any and all liquidated damages collected to Sublessee upon collecting same from the contractor.

          (b)  Paragraph 10.D, Alternative Space, of the Main Lease shall not be
                               -----------------
               incorporated herein;

          (c)  Paragraph 11.D, Liability and Indemnification, shall be modified
                               -----------------------------
               by adding the following language: Except for any claims, rights of recovery, and causes of action that Sublessee has released, or that are caused in whole or in part by the gross negligence or willful misconduct of Sublessee, Sublessor shall hold Sublessee harmless from and defend Sublessee against any and all claims or liability including without limitation reasonable attorney's fees and court costs raised against or suffered by Sublessee for any injury or damage (i) to any person or property whatsoever occurring in, on or about the Premises or any part thereof, the Building and/or other common areas, the use of which Sublessor may have in accordance with the Main Lease, if (and only if) such injury or damage shall be caused in whole or in part by the act, neglect, fault or omission of Sublessor, its agents, servants, employees, or invitees; (ii) arising from the conduct or management of any work done by the Sublessor in or about the Premises. The provisions of this paragraph shall survive the expiration or termination of this Sublease for a period of two
               (2) years.

          (d)  Paragraph 20.H, Landlord's Default, shall be modified by changing
                               ------------------
               the second to last sentence to read: In the event of any breach or default by Sublessor in any term or provision of this Sublease Agreement, Sublessee agrees to look solely to Sublessors interest in the Premises and the Building for satisfaction of any judgement obtained against Sublessor.

          (e)  Paragraph 25, Expansion/Right of First Refusal, of the Main Lease
                             --------------------------------
               shall not be incorporated herein;

          (f) With respect to paragraph 28 of the Main Lease, Sublessee and Sublessor agree that the Net Profits Agreement is made by and between Lessor and

                                      2.

               Sublessor and is not part of the relationship between Sublessor and Sublessee.

          Sublessee further agrees to indemnify and hold harmless Sublessor from any claim or liability arising under the Main Lease brought against Sublessor that are caused in whole or in part by the act, neglect, fault or omission of Sublessee, its agents, servants, employees, or invitees. Except as otherwise provided by this Sublease Agreement, the relationship between Sublessee and Sublessor shall be the same as that between Sublessor and Lessor under the Main Lease.

     5. Sublessee agrees to pay Sublessor, as rent for the Sublease Space, the sum of Sixteen Thousand Two Hundred and 00/100 Dollars ($16,200.00),
                 ---------------------------------------         ------------
          per month, payable in advance on the first day of each calendar month during the term of this Sublease. In the event that the tenant improvements are not substantially complete, but for delays caused directly or indirectly by Sublessee, and ready for occupancy by January 31, 1997, then the rent during the first month of the lease term shall be appropriately abated and pro-rated.

     6. In addition to the rent provided for above, Sublessee agrees to pay directly to Sublessor its Proportionate Share of the Tenant Costs (as defined in paragraph 2.C of the Main Lease) on the first day of each calendar month. The provisions of paragraph 2.C of the Main Lease that require the payments to be deposited in escrow with the Landlord shall not apply to this Sublease Agreement. Upon commencement of this Sublease Agreement Sublessee's Proportionate Share amounts to Two
                                                                        ---
          Thousand Five Hundred and Ninety Two Dollars ($2,592.00) which is
          -------------------------------------------- ----------
          equivalent to $0.12 per square foot per month and reflects the amount that Lessor is charging Sublessor at the effective date of this Sublease Agreement. During the term of this Sublease Agreement the amount of the Tenant Costs may change from the amount originally charged as the Landlord under the Main Lease makes changes to its reasonable projections of the actual amount of all Tenant Costs. Sublessor shall notify Sublessee in writing at the time of any change in Tenant Costs and Sublessee agrees to pay the amount then charged by Sublessor.

     7. The following events shall be deemed to be events of default by Sublessee under this Sublease: any events of default by Sublessee, listed as events of default by Tenant set forth in the Main Lease, or any default in the provisions of this Sublease Agreement. Upon the occurrence of any such events of default, and in addition to any other available remedies provided by law or in equity, Sublessor shall have all remedies granted to Lessor in the Main Lease.

     8. Upon execution of this Sublease, Sublessee shall deposit with Sublessor the sum of Sixteen Thousand Two Hundred and 00/100 Dollars
                               -----------------------------------------------
          ($16,200.00), as a security deposit to be held by Sublessor pursuant
          -----------
          to the provisions of the Main Lease.

     9. Sublessor will pay an allowance to Sublessee of $12.00 per square foot which is equivalent to Two Hundred fifty-nine Thousand and Two Hundred
                                 -----------------------------------------------
          Dollars ($259,200) for the construction of Sublease's improvements to
          -------  --------
          the Sublease

                                      3.

          Space. All improvements shall be constructed by Lessor's approved contractors in accordance with the plans and specifications approved by Sublessor and Sublessee. Sublessor shall pay for the completion of the improvements provided, however, Sublessee shall reimburse Landlord for any costs exceeding $259,200, such reimbursement to be paid upon substantial completion of the improvements.

     10. Per paragraph 5.A of the Main Lease and paragraph 4 of the Second Amendment to Lease Agreement Between SL-6 PARTNERS, LTD., a Texas Limited Partnership, as Landlord, and Progressive System Technologies, Inc., as Tenant, Sublessor's share of parking totals two hundred eighty three (283) spaces. Sublessee shall have the right to ninety
          (90) un-reserved, non-exclusive parking spaces. In addition, Sublessee may at any time during the term of the Sublease Agreement, at its own cost and upon receipt of written permission from Sublessor, which permission shall not be unreasonably withheld, stripe the track court area on the north end of the Sublease Space for the purpose of parking.

     11. At any time after the twenty-fourth month of the lease term, Sublessor shall have the ongoing right to terminate this Sublease Agreement by giving Sublessee six month's advance written notice of its intent to terminate. In consideration therefore, Sublessor agrees to pay to Sublessee at the time Sublessee vacates the Sublease Space, an amount equal to Six Thousand Five Hundred Dollars ($6,500.00) per month of unexpired time remaining on the sublease term which Sublessee will forfeit as a result of early termination of the Sublease Agreement.

     12. Time is of the essence of this Sublease, and each and all the terms hereof.

     13. Any notice or other communication required or permitted to be given under this Sublease or under the Main Lease shall be in writing and shall be deemed to be delivered on the date it is hand delivered to the party to whom such notice is given, at the address set forth below, or if such notice is mailed, on the date on which it is deposited in the United States Mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the party to whom such notice is directed, at the address set forth below:

     If to Sublessor:

          Ms. Sharon Foster
          Progressive System Technologies, Inc.
          11000 North Mopac Expressway, Suite 100
          Austin, Texas 78759

     If to Sublessee:

          Mr. Clark Covert
          Leasing Group, Inc.
          11000 North Mopac Expressway, Suite
          Austin, Texas 78759

                                      4.

     14. Sublessee shall have no right to assign or sublet any interest in this Sublease without first obtaining the written consent of the Lessor and Sublessor, which consent may or may not be granted by the Lessor or Sublessor in their sole opinion, judgment or discretion.

     15. Sublessor shall have no liability to Sublessee for any wrongful action or default on the part of Lessor pursuant to the terms of the Main Lease, and Sublessee hereby agrees to look solely to Lessor in event of any such default, the liability and obligations of Sublessor being solely pursuant to the terms and conditions of this Sublease Agreement.

     16. In the event any one or more of the provisions contained in this Sublease Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

     17. This agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings and written or oral agreements between the parties respecting the subject matter of this Sublease Agreement.

EXECUTED on the day and year first above written.

     SUBLESSOR:    Progressive System Technologies
     By:           /s/ Sharon Foster
                   --------------------
     Title:        CFO
                   --------------------

     SUBLESSEE:    Leasing Group, Inc.
     By:           /s/ Clark A. Covat
                   --------------------
     Title:        President
                   --------------------

                               CONSENT BY LESSOR
                               -----------------

     SL-6 PARTNERS, Ltd., Lessor under the Main Lease referred to in this Sublease Agreement, hereby consents to the foregoing Sublease Agreement, provided that this Sublease in no way modifies or amends the Main Lease, and such consent shall not be construed in any way as a consent to any other sublease of the Premises or assignment of the Lease.

                                          By:  TCCT Development, Inc.
                                               a Delaware corporation
     LESSOR: /s/ Andrew R. Pastor              Its General Partner
             --------------------
     By:     Andrew R. Pastor
             --------------------

     Title:  Vice President
             --------------------

                                      5.
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                                  Exhibit "A"

BUILDING:                Stonelake #6

LEGAL DESCRIPTION:       8,865 acres tract of land situated in the City of
                         Austin, Travis County, Texas being a portion of Lot 5
                         Block "A" Stonelake Section 3.

ADDRESS:                 North Mopac Expressway and Stonelake Boulevard, Austin,
                         Texas 78759


                                   [DIAGRAM]

                                      1.
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                                     The Prudential Insurance Company of America
                                                     The Prudential Realty Group
                                                One Prudential Plaza, Suite 1300
                                                          Chicago, IL 60601-6217
                                               312 861-4838   Fax:  312 861-4303

April 22, 1997

Progressive System Technologies, Inc.
11000 MoPac Expressway
Austin, TX

                                    RE:  Prudential Loan No.  6-101-132
                                    Mortgagor: SL-6 Partners, Ltd.  Property:
                                    Stonelake 6 Austin, Texas

To Whom It May Concern:

Please be advised that the above-named Mortgagor, your Landlord under that certain Lease Agreement dated November 20, 1995, has assigned the Lease to The Prudential Insurance Company of America as additional security for a loan on the above-referenced property. Such assignment has been made in the Assignment of Leases and Rents, filed in the public records of Travis County, Texas, File 12801, Page 1854.

In the Assignment, your Landlord has agreed, among other things, that Prudential's prior written consent shall be required for certain modifications of the Lease.

We point out further that your Landlord is to continue to collect all rent under the Lease unless and until a default under Prudential's loan occurs and you have been notified that Prudential elects to collect the rent.

Very truly yours,

Patricia J. Haze
Legal Secretary
Real Estate Operations

/pjh

                                      1.